Exhibit 99.1

ProPetro Announces General Counsel Transition

MIDLAND, Texas – December 19, 2022 – ProPetro Holding Corp. ("ProPetro" or the “Company") (NYSE: PUMP) today announced the appointment of John J. (“Jody”) Mitchell as General Counsel and Corporate Secretary, effective January 1, 2023. Mr. Mitchell, who currently serves as Vice President and Deputy General Counsel of ProPetro, will succeed Newton W. (“Trey”) Wilson III, who will retire, effective December 31, 2022.

Sam Sledge, ProPetro Chief Executive Officer, said, “We are pleased to announce Jody’s appointment as ProPetro’s next General Counsel. Jody has quickly become a valuable member of the ProPetro leadership team with his significant legal expertise, commercial acumen, leadership capabilities, and well-rounded experience in our industry. I’m excited to continue working alongside Jody as we focus on executing our strategy and delivering value to our shareholders.”

Mr. Sledge added, “On behalf of the entire Board and management team, I want to thank Trey for the significant contributions he has made to our company over the past three years. During his tenure, Trey helped ProPetro successfully navigate some of the most challenging moments in our history, including a global pandemic. Throughout, he led our legal department with the utmost integrity and commitment while also mentoring and advising many leaders across our business. We are grateful for his leadership and wish him all the best in his retirement.”

“It has been a privilege to work with one of the most dedicated and talented teams in the business, and I could not be prouder of what we have accomplished together,” said Mr. Wilson. “With Jody assuming the role, I am confident in the continued execution of our long-term succession plan and I look forward to watching the Company’s continued success for years to come.”

Mr. Mitchell commented, “I am honored to be named General Counsel at a time of such strength and momentum for ProPetro. I look forward to working with Sam and the rest of the team as we continue to execute on the opportunities ahead for ProPetro.”

About Jody Mitchell

Mr. Mitchell brings more than 15 years of legal experience in the oil and gas industry. Prior to joining ProPetro in 2021 as Vice President and Deputy General Counsel, he served in a number of senior roles at Concho Resources, including as Director of Marketing and Midstream and Associate General Counsel. He began his career as an Associate at Locke Lord Bissell & Liddell LLP, concentrating on oil, gas and energy litigation and construction litigation. Mr. Mitchell received a Bachelor of Arts from The University of Texas at Austin and a Juris Doctor from the University of Houston.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing completions services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contacts:

David Schorlemer

Chief Financial Officer

david.schorlemer@propetroservices.com

432-227-0864

Matt Augustine

Senior Manager - Corporate Development & Investor Relations

matt.augustine@propetroservices.com

432-848-0871